Exhibit 10.1

OMNIBUS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This OMNIBUS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”) is made by and between Sinclair Broadcast Group, Inc., a Maryland corporation (“Assignor”), and Sinclair, Inc., a Maryland corporation (“Assignee”), effective as of the Share Exchange Effective Time (as defined in the Reorganization Agreement (as defined below)).

RECITALS

WHEREAS, pursuant to the Agreement of Share Exchange and Plan of Reorganization, dated as of April 3, 2023 (the “Reorganization Agreement”), by and among Assignor, Assignee and Sinclair Holdings, LLC, a Maryland limited liability company, each outstanding share of Assignor’s common stock shall be exchanged automatically on a one-for-one basis with an equivalent share of Assignee’s common stock of the same class and with the same rights and privileges relative to Assignee that such share had relative to Assignor prior to the exchange, and Assignee shall become the publicly-traded parent of Assignor (the “Reorganization”);

WHEREAS, in connection with the Reorganization, Assignor has agreed to assign (including sponsorship of) to Assignee, and Assignee has agreed to assume (including sponsorship of) from Assignor and modify as necessary, all of the agreements, plans, policies and other commitments listed in Section 1 below;

WHEREAS, the Board of Directors of Assignor (“Assignor Board”) has determined that it is in the best interest of Assignor for Assignor to enter into this Agreement; and

WHEREAS, the Board of Directors of Assignee (“Assignee Board”) has determined that it is in the best interest of Assignee for Assignee to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties, intending to be legally bound, agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of its rights and obligations under the following (collectively, the “Assumed Obligations”):

(a) the equity and benefit plans, policies, agreements and commitments listed on Exhibit A attached hereto;

(b) any other plans, policies, agreements and commitments of Assignor in effect as of immediately before the Share Exchange Effective Time with respect to the issuance of capital shares of Assignor, as compensation or otherwise, to employees, directors or other persons; and

(c) in accordance with Section 1.5 of the Reorganization Agreement and for the avoidance of doubt, all of Assignor’s obligations with respect to any dividends or other distributions to Assignor’s shareholders that have been declared by Assignor but not paid prior to the Share Exchange Effective Time.

For the avoidance of doubt, all awards and award agreements under the 2022 Plan, the 1998 ESPP, the 1996 LTIP and the Formula Plan shall be assigned to Assignee on the same terms and conditions (including any applicable vesting schedule and exercise price per share) as applied to such awards and award agreements immediately prior to the Reorganization, except to the extent such terms and conditions are rendered inoperative by the Reorganization in accordance with the terms of the applicable award or award agreement.

2. Assumption.

(a) Effective as of the Share Exchange Effective Time, Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Obligations, and agrees to abide by and perform all terms, covenants and conditions of Assignor under the Assumed Obligations.

(b) Assignor’s role as plan sponsor of the Assumed Obligations is terminated effective as of immediately prior to the Share Exchange Effective Time, and Assignee is designated as plan sponsor of the Assumed Obligations effective as of the Share Exchange Effective Time.

(c) Assignee hereby makes, with respect to the Deferred Compensation Plan Trust and the 401(k) Plan Trust, the same representations and warranties that Assignor made in executing the Deferred Compensation Plan Trust Agreement and the 401(k) Plan Trust Agreement, as applicable.

(d) In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Obligations, Assignor agrees to pay: (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Obligations; and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of the common shares of Assignee, including, without limitation, registration fees imposed by the Securities and Exchange Commission (the “Commission”).

3. Amendments. Effective as of the Share Exchange Effective Time, the Assignor Board approved certain amendments and/or restatements of certain Assumed Obligations. Except to the extent inconsistent with such amendments and/or restatements, from and after the Share Exchange Effective Time, all documentation pertaining to the Assumed Obligations shall deemed amended as necessary to provide that references to Assignor in such agreements shall be read to refer to Assignee. Without limiting the generality of the foregoing, each of the Assumed Obligations shall be deemed amended as follows:

(a) All references to the “Company,” “Sinclair Broadcast Group, Inc.,” “Sinclair,” “SBG” or “SBGI” shall mean and refer to Assignee or any successor thereto.

(b) All references to the “Board” or “Board of Directors” shall mean and refer to the Board of Directors of Assignee or any successor thereto, and all references to “director” shall mean and refer to any member of the Board of Directors of Assignee or any successor thereto.

(c) All references to the “Committee” or “Compensation Committee” shall mean and refer to the Compensation Committee of the Board of Directors of Assignee or any successor thereto.

(d) All references to any shares of capital stock, or to any class or series of capital stock, of Assignor shall mean and refer to the equivalent shares of capital stock, or the equivalent class or series of capital stock, as applicable, of Assignee.

In addition, to the extent applicable, the Assumed Obligations shall be deemed amended to add Assignor as a participating employer. For purposes hereunder, the Assumed Obligations refers to the Assumed Obligations as amended and/or restated by the Assignor Board or as so herein amended, restated and updated, as applicable.

4. Settlor, Administrative and Fiduciary Duties. From and after the Share Exchange Effective Time, (a) the Assignee shall have all settlor powers with respect to the Deferred Compensation Plan, the Employee Benefit Plan, the 401(k) Plan and the Health Plan and (b) the Assignee or its designee(s) shall be responsible for all administrative and fiduciary duties with respect to the Deferred Compensation Plan, the Employee Benefit Plan, the 401(k) Plan and the Health Plan.

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5. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, and in their discretion, entering into amendments to the Assumed Obligations, notifying the other parties thereto of such assignment and assumption and submitting any required filings with the Commission in connection with same.

6. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the Reorganization.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to conflicts of laws principles.

8. Entire Agreement. This Agreement, together with the Reorganization Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be modified or amended except by a writing executed by the parties hereto.

9. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

10. Third Party Beneficiaries. Except as amended by this Agreement or by any amendment and/or restatement expressly approved by the Assignor Board in connection with the Reorganization, all of the Assumed Obligations shall remain in full force and effect. Further, participants in the Assumed Obligations are intended to be third party beneficiaries to this Agreement.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

[Signature Page Follows]

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This Agreement is signed and effective as of the Share Exchange Effective Time.

ASSIGNOR:		ASSIGNEE:

SINCLAIR BROADCAST GROUP, INC.,		SINCLAIR, INC.,

a Maryland corporation		a Maryland corporation

By:	/s/ Christopher S. Ripley	By:	/s/ Christopher S. Ripley
Name:	Christopher S. Ripley	Name:	Christopher S. Ripley
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

EXHIBIT A

ASSUMED OBLIGATIONS

1.

Sinclair Broadcast Group, Inc. 2022 Stock Incentive Plan (the “2022 Plan”), together with all awards and award agreements thereunder and any other obligations to issue securities in connection therewith

2.

Sinclair Broadcast Group, Inc. 1998 Employee Stock Purchase Plan, as amended and restated on November 3, 2020 (the “1998 ESPP”), together with all options and election forms thereunder and any other obligations to issue securities in connection therewith

3.

1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc., as amended by the following amendments (collectively, the “1996 LTIP”), together with all awards and award agreements thereunder and any other obligations to issue securities in connection therewith:

a.	Amendment to the 1996 Long 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc., effective as of February 1, 1998

b.	Amendment to the 1996 Long-Term Incentive Plan of Sinclair Broadcast Group, Inc., effective as of January 1, 2005

4.	Sinclair Broadcast Group, Inc. Executive Performance Formula and Incentive Plan (the “Formula Plan”), together with any obligations to issue securities in connection therewith

5.

Sinclair Broadcast Group, Inc. Amended and Restated Post-2004 Executive Deferred Compensation Plan II, as amended by the following amendments (collectively, the “Deferred Compensation Plan”), together with all title in, and interest to, the related trust thereunder (the “Deferred Compensation Plan Trust”) pursuant to the Trust Agreement, dated as of November 27, 2013 (the “Deferred Compensation Trust Agreement”), between Assignee and Reliance Trust Company:

a.	Amendment No. 1 to Sinclair Broadcast Group, Inc. Amended and Restated Post-2004 Executive Deferred Compensation Plan II, effective as of October 1, 2014

b.	Amendment No. 2 to Sinclair Broadcast Group, Inc. Amended and Restated Post-2004 Executive Deferred Compensation Plan II, effective as of August 30, 2017

6.

Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, as amended and restated on January 1, 2013, as further amended by the following amendments (collectively, the “Employee Benefit Plan”):

a.	Amendment No. 1 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on February 25, 2014

b.	Amendment No. 2 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on July 11, 2014

c.	Amendment No. 3 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on January 1, 2015

d.	Amendment No. 4 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on July 28, 2018

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e.	Amendment No. 5 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on January 2, 2019

f.	Amendment No. 6 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on November 26, 2020

g.	Amendment No. 7 to Sinclair Broadcast Group, Inc. & Its Subsidiaries Employee Benefit Plan, executed on June 20, 2021

7.

Sinclair Broadcast Group, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”), together with all title in, and interest to, the related trust thereunder (the “401(k) Plan Trust”) pursuant to the Trust Agreement with Great-West Trust Company, LLC, effective as of May 3, 2022 (the “401(k) Plan Trust Agreement”), and any obligations to issue securities in connection with the stock fund of the 401(k) Plan

8.	Sinclair Broadcast Group, Inc. and Subsidiaries Employee Health Plan (the “Health Plan”)

9.	Sinclair Broadcast Group, Inc. Employees’ Short Term Disability Plan for All Full-Time Employees

10.	Sinclair Broadcast Group, Inc. Long-Term Disability Insurance

11.	Sinclair Broadcast Group, Inc. Life Insurance, Accidental Death and Dismemberment Insurance, and Dependent Life Insurance

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